Exhibit 10.2

SUBJECT TO THE TERMS HEREIN, THE SECURITIES (AS DEFINED BELOW) HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR THE SECURITIES LAWS OF ANY STATE OR ANY OTHER JURISDICTION. THERE ARE FURTHER RESTRICTIONS ON THE TRANSFERABILITY OF THE SECURITIES DESCRIBED HEREIN. THE PURCHASE OF THE SECURITIES INVOLVES A HIGH DEGREE OF RISK AND SHOULD BE CONSIDERED ONLY BY PERSONS WHO CAN BEAR THE RISK OF THE LOSS OF THEIR ENTIRE INVESTMENT.

Subscription and Settlement Agreement

This SUBSCRIPTION AND SETTLEMENT AGREEMENT (this “Agreement”) is entered into as of April 29, 2025 (the “Effective Date”), by and between ScanTech AI Systems Inc., a Delaware corporation (the “Company”), ScanTech Identification Beam Systems, LLC, a Delaware limited liability company (“SIBS” and, together with the Company, the “ScanTech Parties”), John Redmond, an individual resident of the state of Maryland (“JR”) and NACS, LLC, a Delaware limited liability company (“NACS” and, together with JR, the “JR Parties”). The ScanTech Parties, and each of them, and the JR Parties, and each of them, are referred to as a “Party” or the “Parties” in this Agreement.

WHEREAS, pursuant to various agreements, the JR Parties (or one or more of the JR Parties individually) provided approximately $1,200,000 to the ScanTech Parties in the form of short term loans to pay for SIBS payroll and other costs (the “JR Short Term Loans”).

WHEREAS, pursuant to various agreements, the JR Parties (or one or more of the JR Parties individually) provided approximately $800,000 (including principal and interest) to the ScanTech Parties in the form of loans and agreements between one or more of the ScanTech Parties and one or more of the JR Parties (the “JR Other Loans” and, together with the JR Short Term Loans, the “JR Loans”).

WHEREAS, the ScanTech Parties and the JR Parties have agreed to terminate the JR Short Term Loans and the JR Other Loans in exchange for the issuance of the Securities (as defined below), as further set forth herein.

NOW, THEREFORE, the Parties hereby agree as follows:

1.             Definitions. Terms defined in the preamble and whereas clauses have the meaning given to them there, and the following terms have the following meanings:

(a)             “Affiliate” means, with respect to any Person, any other Person directly or indirectly Controlling, Controlled by, or under common Control with such Person.

(b)             “Claims” means any and all actions, causes of action, claims, compensation, costs, damages, delay damages, demands, expenses, indebtedness, liabilities, liens, losses, obligations, rights of contribution, and rights of indemnity of every nature whatsoever, whether known, unknown, fixed, or contingent, that the releasing Party formerly owned or held, or currently owns or holds, or may by any means acquire in the future, that pertain to any events, actions, transactions, failures to act, occurrences, or circumstances in any way involving or relating to or arising out of, depending on, based in whole or in part on, or derivative of: (i) the facts or circumstances associated with the claims, counterclaims, crossclaims, third-party claims, defenses, and allegations asserted in any lawsuit; and (ii) any claims, counterclaims, crossclaims, third-party claims, defenses, and allegations that could have been asserted in the lawsuit.

(c)             “Control” of a Person means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract, or otherwise. “Controlled,” “Controlling,” and “under common Control with” have correlative meanings.

(d)             “Person” means an individual, corporation, partnership (including a general partnership, limited partnership or limited liability partnership), limited liability company, association, trust, or other entity or organization, including a government, domestic or foreign, or political subdivision thereof, or an agency or instrumentality thereof.

(e)             “SEC” means the U.S. Securities and Exchange Commission.

(f)             “Settled Claims” means, with respect to a Party, all Claims released by that Party pursuant to Section 3(e) and Section 3(f).

2.             Subscriptions.

(a)             The Company shall provide the JR Parties with the opportunity to participate in a “Section 3(a)(10)” offering to recoup up to $1,200,000 (the “Specified Amount”) under the JR Short Term Loans. If the claim for such “Section 3(a)(10)” offering is accepted and the JR Parties have recouped some amount of cash up to the Specified Amount in connection therewith, in each case prior to the filing of the April/May Form S-1 (as defined below), then the JR Short Term Loans and all amounts due thereunder will be deemed satisfied to the extent of such cash and will be deemed satisfied in full if such amount of cash equals the Specified Amount. If the claim for such “Section 3(a)(10)” offering is not accepted in full and/or the JR Parties have not recouped an amount of cash equal to the Specified Amount in connection therewith, in each case prior to the filing of the April/May Form S-1 for any reason, then the Company hereby agrees to issue, and NACS (the “Subscriber”) hereby subscribes for (for no additional consideration), a number of shares of the Company’s common stock equal to (on a $1 per share basis) $1,200,000, minus the amount of cash recouped by JR in connection with such “Section 3(a)(10)” offering prior to the filing of the April/May Form S-1 (if any), pursuant to the terms of this Agreement (the “Specified Securities”) and the JR Short Term Loans and all amounts due thereunder will be deemed satisfied in full (provided that all such shares shall be covered by the Company’s registration statement on Form S-1, which is currently anticipated to be filed with the SEC on or before May 15, 2025 (the “April/May Form S-1”)).

(b)             The Company agrees to issue, and the Subscriber hereby subscribes for (for no additional consideration), 800,000 shares of the Company’s common stock (together with the Specified Securities, the “Securities”), subject to the terms of this Agreement (provided that all such shares shall be covered by the April/May Form S-1).

3.             Settlement, Release, and Related Matters.

(a)             Termination. The Parties hereby terminate each of the JR Loans at the Effective Date and agrees to accept in lieu of and in exchange for the JR Loans, the Securities or “Section 3(a)(10)” proceeds (with respect to the JR Parties) and release all Settled Claims (with respect to all applicable Parties), in each case as further provided herein. Such termination includes all principal and interest owed or owing under the JR Loans and any other amounts due or that could be due under the JR Loans. The JR Loans are extinguished in their entirety.

(b)             Release of Collateral. Within one (1) business day following the Effective Date, the JR Parties shall release or cause to be released any and all of their security interest in any and all collateral that secures any of the JR Loans.

(c)             Scope of Release. The Parties expressly agree that the releases set forth in this Section 4 shall be construed, to the extent legally permissible, as broadly as possible to encompass all claims, rights, causes of action, and liabilities arising from or relating to the issues and matters described in this Agreement.

(d)             Attorneys’ Fees. Each Party agrees to bear its own attorneys’ fees and costs incurred in connection with the Settled Claims.

(e)             Release by the JR Parties. The JR Parties, each on behalf of itself, its Affiliates, agents, securityholders, representatives, attorneys, advisors, employees, officers, managers, directors, partners, administrators, predecessors, successors, heirs and assigns, hereby fully and forever releases and discharges each of the ScanTech Parties, Dolan Falconer, Karl Brenza and the members of the board of directors of the Company and each of their Affiliates, from any and all Claims, known or unknown, contingent or non-contingent, liquidated or unliquidated, matured, anticipated or unanticipated, in any way arising from or related to the JR Loans or any other dealings with any JR Party or any its Affiliates, agents, securityholders, representatives, attorneys, advisors, employees, officers, managers, directors, partners, administrators, predecessors, successors, heirs and assigns, from the beginning of time to the date hereof (including, for the avoidance of doubt, in connection with the transactions contemplated by that certain Business Combination Agreement, dated as of September 5, 2023, by and among the ScanTech Parties and the other parties thereto, as amended from time to time), except for those claims arising from the breach of, or enforcement of, this Agreement. The JR Parties acknowledge that, to the extent not already terminated, the JR Loans shall be deemed terminated and shall be of no further force or effect.

(f)             Release by ScanTech Parties. Each of the ScanTech Parties, on behalf of itself, its Affiliates, agents, securityholders, representatives, attorneys, advisors, employees, officers, managers, directors, partners, administrators, predecessors, successors, heirs and assigns (including, for the avoidance of doubt, Dolan Falconer and Karl Brenza), hereby fully and forever releases and discharges each of the JR Parties and each of their Affiliates from any and all Claims, known or unknown, contingent or non-contingent, liquidated or unliquidated, matured, anticipated or unanticipated, in any way arising from or related to the JR Loans or any other dealings with any ScanTech Party or any its Affiliates, agents, securityholders, representatives, attorneys, advisors, employees, officers, managers, directors, partners, administrators, predecessors, successors, heirs and assigns, from the beginning of time to the date hereof (including, for the avoidance of doubt, in connection with the transactions contemplated by that certain Business Combination Agreement, dated as of September 5, 2023, by and among the ScanTech Parties and the other parties thereto, as amended from time to time), except for those claims arising from the breach of, or enforcement of, this Agreement.

(g)             Breach of Agreement Not Released. Notwithstanding any other provision of this Agreement, this Agreement shall not be construed as releasing any claim arising from a breach of this Agreement, including, without limitation, any representations, warranties, or covenants herein, or any obligation created hereby.

(h)             Covenant Not to Sue. Each Party hereby covenants and promises never to assert, file, or make on its behalf, or on behalf of its parent corporations, subsidiary corporations, divisions, general and limited partnerships and limited liability companies, entities, affiliates, trusts, heirs, successors, assigns, representatives, agents, and attorneys, and their respective present, former, and future directors, officers, stockholders, managers, members, partners, employees, and trustees, a lawsuit, action, charge, complaint, or other claim or proceeding in any court, arbitration, or other forum or tribunal whatsoever asserting any claim or demand against the other Party that is within the scope of the Settled Claims under this Agreement.

(i)             Indemnification for Settled Claims. If a third person claimant makes or institutes any Settled Claim against a Party because of any purported or actual assignment, subrogation or transfer of that Settled Claim from any party hereto, such Party shall indemnify, defend, and hold harmless the other Party against that Settled Claim and shall pay and satisfy that Settled Claim provided it is a bona fide claim, including necessary and reasonable expenses of investigation and attorneys’ fees and costs.

(j)             Complete Authority. Each Party further warrants, covenants, and represents that it has the sole, exclusive, and complete right and authority to pursue its respective Settled Claims and to enter into this Agreement resolving its respective Settled Claims.

(k)            No Assignment. Each Party warrants, covenants, and represents that as of the Effective Date it has not assigned, transferred, or conveyed, or purported to have assigned, transferred, or conveyed, to any person or entity, any of the Settled Claims.

4.             Confidentiality. The Parties agree that they will not, at any time, without the express written consent of the other Party or Parties, communicate, disclose, or acknowledge the terms of this Agreement, to any person or entity except: (i) as may be required to enforce the terms of this Agreement; (ii) as may be required by law; (iii) as may be required in response to a subpoena or other discovery request, or otherwise required by any applicable rule, statute, or court order; (iv) to the Parties’ respective attorneys, affiliates, investors, auditors, insurers, accountants, trustees, and/or financial advisors on a need-to-know basis only; and (v) as may be requested or otherwise required by any potential acquirer, purchaser, or target in the course of due diligence or negotiations concerning the terms of any acquisition, merger, or sale of either party, provided first that the potential acquirer, purchaser, target, or similar party to such transaction shall execute a non-disclosure agreement safeguarding the confidentiality of this Agreement to substantially the same extent as provided for in this Section. For the avoidance of doubt, the Parties agree that the Company may disclose this Agreement (including the filing of this Agreement as an exhibit) in its filings with the SEC, to the extent required by the rules and regulations of the SEC in the Company’s sole determination.

5.             Cooperation. Each Party agrees to cooperate fully with the other Parties in the performance of this Agreement and to undertake such actions and provide such information as reasonably necessary to fulfill the terms of this Agreement. This includes, but is not limited to, providing timely responses to information requests, attending necessary meetings, and executing related documents, including relating to the Settled Claims. Each Party shall act in good faith and take all necessary steps to assist the other Parties in achieving the objectives of this Agreement.

6.             Representations and Warranties of Subscriber. The Subscriber hereby represents and warrants to each of the ScanTech Parties, as of the Effective Date and as of the date of the issuance to the Subscriber of any of the Securities, as follows:

(a)            Subscriber is agreeing to purchase the applicable Securities solely for Subscriber’s own account and for investment and not with a view toward the distribution thereof. Subscriber understands that the Securities for which Subscriber is subscribing will not be registered under the Securities Act of 1933, as amended (the “Securities Act”), or applicable state securities laws and therefore cannot be resold unless registered under the Securities Act and applicable state securities laws, or unless an exemption from registration is available, in each case, unless and until the effectiveness of the April/May Form S-1 (such date of effectiveness, the “Form S-1 Effective Date”). Until the Form S-1 Effective Date, Subscriber acknowledges that because of the restrictions on the transferability of the Securities, the Subscriber must bear the economic risk of Subscriber’s investment in the Securities for an indefinite period of time. Subscriber understands and agrees that the Securities may bear certain legends noting the restrictions on the sale and transferability of the Securities.

(b)            Subscriber is familiar with the business and financial condition and operations of the Company. Subscriber has had access to such information concerning the Company and the Securities as the Subscriber deems necessary to enable it to make an informed investment decision concerning the purchase of the Securities. Subscriber understands the risks associated with an investment in the Securities and is financially capable of bearing the economic risk of this investment and could afford the loss of the total amount of this investment.

(c)            Subscriber has all requisite authority (and in the case of an individual, the capacity) to purchase the Securities, enter into this Agreement and to perform all the obligations required to be performed by the undersigned hereunder, and such purchase will not contravene any law, rule or regulation binding on the undersigned or any investment guideline or restriction applicable to the Subscriber.

(d)            Subscriber presently qualifies as an “accredited investor” (as defined in Rule 501 of Regulation D under the Securities Act), with such sufficient knowledge and experience with financial and business matters to enable Subscriber to evaluate the risks and merits of the investment in the Securities contemplated hereunder.

(e)            Subscriber: (i) does not have an overall commitment to investments that are not readily marketable that is disproportionate to its net worth, and its investment in the Securities will not cause such overall commitment to become excessive and (ii) has adequate net worth and means of providing for the Subscriber’s current needs and personal contingencies to sustain a complete loss of the Subscriber’s investment in the Securities and has no need for liquidity in the Subscriber’s investment in the Securities.

(f)             Subscriber is fully aware that the Securities are being issued and sold in reliance upon the exemption provided for by Section 4(a)(2) of the Securities Act, and/or Regulation D promulgated under the Securities Act, and similar exemptions provided under state securities laws on the grounds that no public offering is involved, and that the representations, warranties and agreements set forth in this Agreement are essential to the claiming of such exemptions.

(g)            Subscriber: (i) is purchasing the Securities with Subscriber’s own funds (or in exchange for the termination of the JR Loans, as provided herein) and not with the funds of any other person, firm or entity; (ii) is acquiring the Securities for Subscriber’s own account; and (iii) has no reason to anticipate a change in personal circumstances, financial or otherwise, that would cause Subscriber to sell or distribute, or necessitate or require any sale or distribution of, the Securities, and no other person, firm or entity has or will have any beneficial interest in the Securities.

(h)             JR is a resident of the state of Maryland. NACS is a limited liability company organized under the laws of the State of Delaware with its principal place of business in the state of Maryland.

7.             Representations and Warranties of ScanTech Parties. Each ScanTech Party hereby represents and warrants to each of the JR Parties, as of the Effective Date and as of the date of the issuance to the Subscriber of any of the Securities, that such ScanTech Party has all requisite authority to enter into this Agreement and to perform all the obligations required to be performed by the undersigned hereunder, and such entry will not contravene any law, rule or regulation binding on such ScanTech Party or any investment guideline or restriction applicable to such ScanTech Party.

8.             Indemnification. The JR Parties each agree to indemnify and hold harmless each of the ScanTech Parties and their founders, managers, directors, officers, agents, attorneys, representatives and other members from any and all losses to any of them arising out of the breach of any of their agreements, representations or warranties set forth in this Agreement. The ScanTech Parties each agree to indemnify and hold harmless each of the JR Parties and their founders, managers, directors, officers, agents, attorneys, representatives and other members from any and all losses to any of them arising out of the breach of any of their agreements, representations or warranties set forth in this Agreement.1 All representations, warranties and agreements contained in this Agreement and the indemnification contained in this Section 9 shall survive the acceptance of this Agreement and the purchase and sale of the Securities.

9.             General Provisions.

(a)             Severability. In the event that any provision of this Agreement or the application thereof becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement will continue in full force and effect and the application of such provision to other persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto. The Parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the greatest extent possible, the economic, business and other purposes of such void or unenforceable provision.

(b)             Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Delaware without giving effect to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of laws of any jurisdiction other than those of the State of Delaware.

(c)             Jurisdiction. The laws of the State of Delaware shall govern the interpretation, validity, administration, enforcement and performance of the terms of this Agreement. Each Party hereto agrees that it must bring any action between the parties hereto arising out of or related to this Agreement in the Court of Chancery of the State of Delaware (the “Court of Chancery”) or, to the extent the Court of Chancery does not have subject matter jurisdiction, the United States District Court for the District of Delaware and the appellate courts having jurisdiction of appeals in such courts (the “Delaware Federal Court”) or, to the extent neither the Court of Chancery nor the Delaware Federal Court has subject matter jurisdiction, the Superior Court of the State of Delaware.

(d)             Headings. The section headings contained in this Agreement are solely for the purpose of reference, are not part of the agreement of the Parties and shall not affect in any way the meaning or interpretation of this Agreement.

(e)             Binding Effect. Unless otherwise provided, this Agreement, and the terms, covenants, conditions, provisions, obligations, undertakings, rights, and benefits hereto shall be binding upon and shall inure to the benefit of the Parties and their respective predecessors, heirs, executors, administrators, representatives, successors, assignees, licensees, and transferees, whether by license, sale, merger, reverse merger, sale of stock, consolidation, insolvency, sale of assets, operation of law, or otherwise without limitation. No Party may transfer its respective rights or obligations under this Agreement to any third party without the prior written consent of the other Parties, which may not be unreasonably withheld or delayed.

(f)             Approval by Company’s Board of Directors. The Parties hereby expressly agree that neither this Agreement nor any provision of this Agreement will become effective unless and until this Agreement has been approved by the Company’s board of directors. The Company agrees to present this Agreement for approval at the next meeting of the Company’s board of directors that takes place after the Effective Date.

(g)             Counterparts. This Agreement may be executed in as many counterparts as there are parties to the Agreement (including by facsimile or other electronic transmission), all of which counterparts shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party, it being understood that all parties need not sign the same counterpart.

1 Note to Draft: We see no reason why this provision should not apply “both ways”.

[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned have executed and delivered this Agreement, or caused this Agreement to be executed and delivered, as of the date first set forth above.

COMPANY
ScanTech AI Systems Inc.

By:	/s/ Dolan Falconer
	Name:	Dolan Falconer
	Title:	Chief Executive Officer

SIBS
ScanTech Identification Beam Systems, LLC

By:	/s/ Dolan Falconer
	Name:	Dolan Falconer
	Title:	Chief Executive Officer

JR
John Redmond

/s/ John Redmond
John Redmond

NACS
NACS, LLC

By:	/s/ John Redmond
	Name:	John Redmond
	Title:	Manager

[Signature Page to Subscription and Settlement Agreement]